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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 6, 1997

                          MICROTEL INTERNATIONAL, INC.
                Exact name of registrant as specified in charter

          Delaware                      1-10346                  77-0226211
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)          Identification No.)

           2040 Fortune Drive, San Jose, California           95131
           (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (408) 435-8520

________________________________________________________________
(Former name or former address, if changed since last report)

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Items 2 and 7 of the Report on Form 8-K filed by the Registrant on January 21,
1997, are amended and superceded in their entirety as follows.

Item 2. Acquisition or Disposition of Assets.

     On January 6, 1997, MicroTel International, Inc. (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), with XIT Acquisition, Inc. ("Sub"), and XIT Corporation (formerly XCEL Corporation) ("XIT"). The transaction, which has been approved by the respective Board of Directors of both companies, will be a tax-free exchange of securities in which XIT will merge into Sub, a newly formed, wholly-owned subsidiary of the Company. XIT shareholders, optionholders, and warrantholders will obtain shares or the right to acquire shares of the common stock of the Company equal to approximately 65% of the fully-diluted ownership of the Company after the merger. Total common shares outstanding after the merger will approximate 9.3 million. Upon consummation of the merger, Carmine T. Oliva, Chairman and Chief Executive Officer of XIT will become Chairman and Chief Executive Officer of the Company and Jack Talan, the Company's current Chairman and Chief Executive Officer and XIT's Board of Directors will comprise the new Board of Directors of the Company.

     On March 3, 1997, the merger was approved by the consent of a majority of the shareholders of XIT. The merger will become effective after a statutory 20-day notice period which expires on or about March 25, 1997, subject to customary closing conditions.

     XIT, a private, closely-held company with vertically integrated operations in the U.S., England and Japan, designs, manufactures and markets information display and input products and printed circuit boards for the international telecommunications, medical, industrial and military/aerospace markets. For its fiscal year ended September 30, 1996, XIT earned $1,142,000 on revenues of $31,249,000 (unaudited).


Item 7. Financial Statements and Exhibits

     (a) and (b) Financial Statements and pro forma financial information will be filed after consummation of the merger.

     (c) Exhibits:

               Exhibit 1    Agreement and Plan of Merger by
                            and Among MicroTel International,
                            Inc., XIT Acquisition, Inc. and
                            XIT Corporation, dated as of
                            December 31, 1996 (filed with
                            initial filing)

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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MICROTEL INTERNATIONAL, INC.
                                                (registrant)

Dated: March 17, 1997                   By: /s/JACK TALAN
                                            Jack Talan,
                                            Chairman

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